                                                                Exhibit 4.1(d)


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF DTC AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF

PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3.12 OF THE SUPPLEMENTAL INDENTURE.


                              SOUTHERN PERU LIMITED

                                 7.90% Series A
                          Secured Export Notes Due 2007

                   AGGREGATE AMOUNT OF THE ISSUE $150,000,000

Serial No. R-1                                                New York, New York
$150,000,000.00                                                           , 1997
                                                               CUSIP #

SOUTHERN PERU LIMITED, a corporation organized under the laws of the state of Delaware (the "Company" which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal amount of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000.00) as provided below or on such other date or dates as the relevant principal sum may become payable in accordance with the provisions hereof and in the Indenture.

                  The principal on this Series A 7.90% Secured Export Note Due 2007 shall be payable on the 30th (or in the case of February, the 28th) of each month, or if such day is not a Business Day (as defined in the Indenture (as defined herein)), on the next Business Day (each such date, a "Payment Date"), commencing June 30, 2000, in the amount equal to the Note's pro rata portion (pro rata portion meaning the percentage of the principal amount of all outstanding Series A SENs represented by the Note) of the amount (as adjusted as provided below, a "Required Installment Payment") which is specified with respect to such Payment Date on Schedule 3.4 to the Supplemental Indenture (as defined herein); provided that in any event and in all circumstances the final Required Installment Payment shall be in an amount sufficient to pay all unpaid principal of this Note. In the event of any partial redemption of this Note as provided in Section 3.5 of the Supplemental Indenture and Article 13 of the Original Indenture (as defined herein), all remaining Required Installment Payments hereon shall be reduced as provided in the Indenture. In the event that following redemptions of this Note required as a result of the occurrence of an Accelerated Amortization Event pursuant to Section 602 of the Original Indenture, such Accelerated Amortization Event is cured as provided in Section 602 of the Original Indenture, each Required Installment Payment to be made after the date of such cure shall be reduced as provided in the Indenture.

                  The Company promises to pay interest on the unpaid principal
amount hereof from             , 1997 to the date on which this Note is repaid
in full at the rate of 7.90% per annum,
payable monthly in arrears on each Payment Date, commencing June 30, 1997, to the Holder hereof as of the Regular Record Date for such Payment Date as provided in the Indenture. Accrued interest hereon shall be calculated on the basis of a 360-day year of twelve 30-day months. The Company also promises to pay the amount of additional interest, if any, on this Note pursuant to the terms of the Registration Rights Agreement dated as of May 30, 1997 between the Company and the initial purchasers named therein in the manner provided therein and herein. In addition, if the Company shall fail to pay when due any principal of or interest hereon or any other amount (whether of interest, fees or otherwise) owing hereon when due, then the Company shall pay to the holder hereof on demand interest on the amount in default from the date such payment became due until payment in full at the rate of 8.90% per annum. All such principal and interest shall be payable in lawful money of the United States of America as provided in the Indenture.

                  The date and amount of each repayment and redemption of principal hereof shall be endorsed by the holder hereof on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, provided that the failure to make or any error in making any such endorsement on such schedule shall not limit, extinguish or in any way modify the obligation of the Company to repay this Note strictly in accordance with the terms hereof and the Indenture.

                  The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                  Reference is hereby made to the further provisions of the Note set forth on the reverse hereof, which further provisions will for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication has been executed by the Trustee or Authenticating Agent by the manual signature of one of its authorized signatories, the Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated ________________, _______

                                        SOUTHERN PERU LIMITED

                                        By: ________________________
                                              Title:




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the SENs of the Series designated herein and referred to in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee


By: ______________________________
     Title: Authorized Signatory

                                (Reverse of Note)


                  This Note is one of the Company's Secured Export Notes designated as the "7.90% Series A Secured Export Notes due 2007" (together with
any of the Company's outstanding 7.90% Series A   Secured Export Notes due 2007
the "Series A SENs"), originally issued in the aggregate principal amount of $150,000,000 pursuant to the Indenture (the "Original Indenture"), dated as of May 30, 1997, among the Company, Southern Peru Copper Corporation, as Guarantor, and Citibank, N.A., as trustee thereunder (the "Trustee"), and the Supplemental Indenture related thereto dated as of May 30, 1997 among the Company, the Guarantor and the Trustee (the "Supplemental Indenture", and together with the Original Indenture, the "Indenture"). The terms of the Series A SENs include those stated in the Indenture. The Holder of this Note is entitled to the benefits of, be bound by and be deemed to have notice of, all provisions of the Indenture and, subject to the terms thereof, may enforce the agreements of the Company and the Guarantor contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof. All terms used in this Note that are defined in the Indenture will have the meanings assigned to them in the Indenture.

     The Series A SENs are secured pursuant to the terms of the Indenture and the Amended and Restated Collateral Trust Agreement, dated as of July 15, 1997 (the "Collateral Trust Agreement") between the Company and Deutsche Bank AG, New York Branch, as collateral trustee (the "Collateral Trustee"), and the Holder, by its acceptance of this Note, consents to the Trustee and the Collateral Trustee acting on its behalf under the Indenture and the Collateral Trust Agreement, respectively.

                  Payments on the Series A SENs shall be made as provided in the Indenture.

                  Each Series A SEN is registered and is transferable only upon its surrender for registration or transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder hereof or his attorney duly authorized in writing in all respects in accordance with the terms and limitations of the Indenture. Except as provided in the Indenture or herein, references in this Note to a "Holder" shall mean the person in whose name this
Note is at the time registered on the register kept by the Trustee as provided in the Indenture and the Company and the Trustee may treat such person as the owner of this Note for the purpose of receiving payment and for all other purposes, and the Company and the Trustee shall not be affected by any notice to the contrary.

                  The holders of the Series A SENs may be entitled to the payment of Additional Amounts in respect of payments of principal, interest (and premium, if any) on the Series A SENs as provided in, and subject to the terms and limitations of, the Indenture. All references in this Note to principal, premium or interest in respect of this Note shall be deemed to mean and include all Additional Amounts, if any, payable in respect of such principal, premium or interest, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding reference to Additional Amounts in those provisions hereof where such express mention is not made. References to the term holder in this paragraph shall include the beneficial owner of this Note.

                  The Series A SENs shall be issued in amounts of US$250,000 and integral multiples of US$1,000 in excess thereof.

                  The Series A SENs are subject to optional redemption, in whole or in part, all as specified in the Indenture, and not otherwise.

                  In case an Accelerated Amortization Event shall occur and be continuing, the Series A SENs are subject to redemption as provided in the Indenture.

                  In case an Event of Default shall occur and be continuing, the unpaid balance of the principal of the Series A SENs may become due and payable in the manner and with the effect provided in the Indenture.

                  Subject to the terms of the Indenture, the Company and the Guarantor at any time may terminate some or all of its obligations under the Series A SENs and the Indenture by depositing with the Trustee cash or Government Obligations, or a combination thereof, in the amount specified in the Indenture.

                  Subject to certain exceptions set forth in the Indenture, the Company, the Guarantor and the Trustee may enter into supplemental indentures to the Original Indenture and the Supplemental Indenture as provided therein with the consent of Holders of not less than 51% of the aggregate principal amount of all Outstanding SENs of the Series A SENs. The Company, the Guarantor and the Trustee may also enter into supplemental indentures to the Original Indenture and the Supplemental Indenture in certain circumstances set forth therein without the consent of any Holder.

                  This Note is made and delivered in New York, New York, and shall be governed by, and construed in accordance with, the laws of the State of New York.

                                    Guarantee

               ENDORSED ON 7.90% SERIES A SECURED EXPORT NOTES DUE
                          2007 OF SOUTHERN PERU LIMITED

                  For value received, SOUTHERN PERU COPPER CORPORATION, a company organized under the laws of Delaware, (the "Guarantor", which term includes any successor corporation under the Indenture referred to in the Note upon which this Guarantee is endorsed), hereby unconditionally guarantees to the Holder of the Note upon which this Guarantee is endorsed, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on such Note (including all Additional Amounts payable by the Company in respect thereof pursuant to such Note), any other amount due and payable pursuant to the terms of the Indenture when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of the Company punctually to make any such payment, the Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration or otherwise, and as if such payment were made by the Company, and to pay any and all Additional Amounts payable in respect thereof pursuant to such Note and Section 1217 of such Indenture.

                  The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Note or the Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of such Note or the Trustee or either of them with respect to any provisions thereof or of the Indenture, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives the benefits of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of (and premium, if any) and interest on such Note. The Guarantor hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, on the terms and conditions set forth in the Indenture, directly against the Guarantor to enforce this Guarantee without first proceeding against the Company.

                  The Guarantor shall be subrogated to all rights of the Holder of the Note upon which this Guarantee is endorsed against the Company in respect of any amounts paid by the Guarantor on account of such Note pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on such Note and all other Series A SENs issued under the Indenture (including all Additional Amounts payable in respect thereof) shall have been paid in full.

                  All terms used in this Guarantee which are defined in the Indenture referred to in the Note upon which this Guarantee is endorsed shall have the meanings assigned to them in such Indenture.

                  All references in this Guarantee to principal, premium or interest in respect of any Note shall be deemed to mean and include all Additional Amounts, if any, payable in respect of such principal, premium or interest, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding reference to Additional Amounts in those provisions hereof where such express mention is not made.

                  This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

                  No recourse for the payment of the principal of, premium, if any, or interest under this Guarantee, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Guarantor in the Indenture or in any supplemental indenture, or in this Guarantee, or because of the creation of any indebtedness represented hereby, shall be had against any incorporator or stockholder or any officer or director, as such, past, present or future, of the Guarantor or of any successor corporation thereof, either directly or through the Guarantor or any successor of the Guarantor in the Indenture or in any supplemental indenture, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issue of the Note on which this Guarantee is endorsed.

                  This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual signature of one of its authorized officers.

                  IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed.

                                        SOUTHERN PERU COPPER CORPORATION


                                        By:_____________________________________


Attest:

_________________________________

         Each Guarantee shall be dated the date of the Note upon which it is endorsed. Reference is made to Article Sixteen for further provisions with respect to the Guarantees.

                                                                      SCHEDULE 1


                          SCHEDULE OF PRINCIPAL AMOUNT

                  The initial principal amount of this Note is U.S. $150,000,000. The following additions and reductions to, and payment of, principal of this Note have been made in accordance with the Indenture.

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                                Principal                                        Remaining                   Notation
                                Amount Added                                     Principal                   Made by
Date of Addition                or Reduced on                                    Amount                      or on
or Reduction to                 Transfer of                Principal             Outstanding                 behalf of
or Payment of                   Interest in or             Amount                Following such              the
Principal                       to Note                    Paid                  Transactions                Trustee
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